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                                                                    EXHIBIT 21.1



                         SUBSIDIARIES OF THE REGISTRANT


                                                  Date of              Place of              Ownership
                                              Incorporation         Incorporation                %

CR Minerals Corporation                          10-02-87           Colorado, U.S.A.            100
CR Kendall Corporation                           3-24-88            Colorado, U.S.A.            100
CR Montana Corporation                           4-23-90            Colorado, U.S.A.            100
CR Briggs Corporation                            7-25-90            Colorado, U.S.A.            100
CR International Corporation                     10-06-93           Colorado, U.S.A.            100
Canyon Resources Africa Ltd.                     3-29-94            Colorado, U.S.A.            90
Canyon De Panama S.A.                            4-15-94            Panama                      100
Canyon Resources Venezuela C.A.                  8-19-94            Venezuela                   90
Canyon Resources (Chile) S.A.                    9-06-94            Chile                       100
Canyon Resources Tanzania Limited                9-06-94            Tanzania                    90
CR Brazil Corporation                            6-07-95            Colorado, U.S.A.            100